Exhibit 10.11
Medicare Advantage Attestation of Benefit Plan
WELLCARE HEALTH INSURANCE OF ILLINOIS, INC.
H0967
Date: 08/29/2008
I attest that I have examined the Plan Benefit Packages (PBPs) identified below and that the benefits identified in the PBPs are those that the above-stated organization will make available to eligible beneficiaries in the approved service area during program year 2009. I further attest that we have reviewed the bid pricing tools (BPTs) with the certifying actuary and have determined them to be consistent with the PBPs being attested to here.
I further attest that these benefits will be offered in accordance with all applicable Medicare program authorizing statutes and regulations and program guidance that CMS has issued to date and will issue during the remainder of 2008 and 2009, including but not limited to, the 2009 Call Letter, the 2009 Solicitations for New Contract Applicants, the Medicare Prescription Drug Benefit Manual, the Medicare Managed Care Manual, and the CMS memoranda issued through the Health Plan Management System (HPMS).

								CMS
Plan	Segment			Plan	Transaction	MA	Part D	Approval	Effective
ID	ID	Version	Plan Name	Type	Type	Premium	Premium	Date	Date
001	0	8	WellCare PPO	Local PPO	Renewal	0.00	0.00	08/29/2008	01/01/2009
Page 1 of 2 — WELLCARE HEALTH INSURANCE OF ILLINOIS, INC. — H0967 — 08/29/2008

/s/ Heath Schiesser CEO:	9/5/08 Date:
Heath Schiesser CEO/President 8735 Henderson Road Tampa, FL 33634 813-290-6205

/s/ Thomas L. Tran CFO:	9/5/08 Date:
Tom Tran CFO 8735 Henderson Road Tampa, FL 33634 813-290-6200 (1770)
Page 2 of 2 — WELLCARE HEALTH INSURANCE OF ILLINOIS, INC. — H0967 — 08/29/2008